All Proposals Approved at Novastar Resources Stockholders’ Meeting
Company poised to play key role in nuclear energy renaissance

McLean, Virginia: October 5, 2006. At a meeting held today, the stockholders of Novastar Resources Ltd. approved proposals to (i) change the name of the company from Novastar Resources Ltd. to Thorium Power, Ltd., (ii) increase the number of authorized shares of capital stock from 250 million to 500 million, (iii) increase the maximum potential number of authorized directors from four to fifteen, and (iv) approve the company’s second amended and restated 2006 stock plan.

Immediately after the stockholders approved these proposals, the company filed articles of amendment to effectuate the above changes to its articles of incorporation, including the change of its name. All of these changes became effective today. The name change and increase in the number of shares of total authorized capital stock were the last material corporate actions necessary to complete acquisition of Thorium Power, Inc.

The NASD has been informed of the name change and a new stock ticker symbol has been requested. A link to a copy of the charter amendment is posted in the Overview section of the Company’s website at www.novastarresources.com.

Seth Grae, President and Chief Executive Office of Novastar Resources, stated “We are very pleased to have taken the final corporate actions necessary to enable the completion of our acquisition of Thorium Power, Inc. We are focused on further building our company through organic growth and strategic acquisitions. Our management team and advisors include some of the most experienced and successful experts in deploying commercial nuclear technologies. We are confident that utilizing these resources we will be able to successfully execute on our business strategies and create further shareholder value.”

About Thorium Power, Ltd (formerly Novastar Resources Ltd.)

Thorium Power, Ltd. is a publicly traded company that holds property rights that are prospective for thorium, a naturally occurring metal that can be used to provide nuclear energy, with non-proliferation, waste and economic benefits. Thorium Power, Ltd. (formerly Novastar Resources Ltd.) stock is traded and quoted on the OTC Bulletin Board under the symbol "NVAS".

In February 2006, the company announced the signing of a definitive merger agreement with Thorium Power, Inc. Upon consummation of the merger, Thorium Power, Inc. will become a wholly owned subsidiary of Thorium Power, Ltd. (formerly Novastar Resources Ltd.). The combined company will operate under the name Thorium Power, Ltd.

About Thorium Power, Inc.

Thorium Power, Inc. is a nuclear technology development company, founded in 1992 to develop technology invented by Alvin Radkowsky, the first chief scientist of the U.S. Naval Reactors Program and lead designer of the first commercial nuclear power plant. Thorium Power develops nuclear fuel technologies to stop the production of weapons-usable plutonium and eliminate existing plutonium stockpiles. In order to achieve these objectives, Thorium Power collaborates with leading experts in nuclear energy and non-proliferation in the U.S. and abroad, including scientists at Russia's leading nuclear research center, the Kurchatov Institute.

SAFE HARBOR RELATING TO FORWARD LOOKING STATEMENTS

This press release may include certain statements that are not descriptions of historical facts, but are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may include the description of our plans and objectives for future operations, assumptions underlying such plans and objectives, statements regarding benefits of the proposed merger and other forward-looking terminology such as "may," "expects," "believes," "anticipates," "intends," "expects," "projects" or similar terms, variations of such terms or the negative of such terms. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements made herein. These risks, as well as other risks associated with the merger, will be more fully discussed in any prospectus or other relevant document filed with the Securities and Exchange Commission in connection with the proposed merger. Such information is based upon various assumptions made by, and expectations of, our management that were reasonable when made but may prove to be incorrect. All of such assumptions are inherently subject to significant economic and competitive uncertainties and contingencies beyond our control and upon assumptions with respect to the future business decisions which are subject to change. Accordingly, there can be no assurance that actual results will meet expectations and actual results may vary (perhaps materially) from certain of the results anticipated herein.

Further information is available on our website at

http://www.novastarresources.com.

     For more information:
     Peter Charles
     Thorium Power, Ltd.
     Ph: (703) 918-4932
     Email: ir@thoriumpower.com

SOURCE  Thorium Power, Ltd. (formerly Novastar Resources Ltd.)